Filed Pursuant to Rule 424(b)(3)

Registration No. 333-293129

GOLDMAN SACHS PRIVATE CREDIT CORP.

Supplement No. 1, dated May 4, 2026

to the

Prospectus, dated April 2, 2026

This Supplement No. 1 contains information that amends, supplements or modifies certain information contained in the prospectus of Goldman Sachs Private Credit Corp. (the “Company”), dated April 2, 2026 (the “Prospectus”). This supplement is part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is available free of charge at www.sec.gov, or by contacting the Company at 200 West Street, New York, NY 10282 or calling (312) 655-4419. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Prospectus.

EXCHANGE OFFER EXPIRATION DATE

This Supplement No. 1 supplements the Prospectus to reflect that the expiration date of the Company’s exchange offer of Restricted Notes for Exchange Notes is extended to 5:00 p.m., New York City time, on May 5, 2026, from 5:00 p.m., New York City time, on April 30, 2026.

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